Troutman Sanders LLP
                              600 Peachtree Street
                                Atlanta, GA 30308






                                  March 3, 1999



Securities & Exchange Commission
450 Fifth Street, N.W.
Washington, DC  20549-1004


In Re:   Amendment No. 11 (Post-Effective Amendment No. 8) in
         Public Utility Holding Company Act of 1935 File No. 70-8733 Pertaining To Mobile Energy Services Company, Noticed Through Release No. 35-26899 (July 23, 1998)

Gentlemen:

         In HCAR No. 35-26899 (July 23, 1998), the Commission issued public notice of post-effective Amendment No. 11 in File No. 70-8733 pertaining to a proposed restructuring of Mobile Energy Services Company. This is to advise that the Applicants no longer request that the Commission process the above-referenced post-effective amendment and withdraw the same without prejudice to the continued effectiveness of currently effective declaration, as amended, that is the subject of that file.

         Please consider this letter as Amendment No. 12 in this file (post effective amendment No. 8) and maintain the same in the file.

                                            Sincerely,

                                            /s/Robert P. Edwards, Jr.

                                            Robert P. Edwards, Jr.

                                            Counsel for Applicants
                                            The Southern Company, et al.


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